UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Pivotal Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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External Q&A

Q: What was announced?

A: On August 22, 2019, Pivotal entered into a definitive agreement to be acquired by VMware. For more information, please visit www.pivotal.io.

Q: What is the strategic rationale for the acquisition?

A: Pivotal has helped many of the world’s largest organizations transform and our ambition has been to broaden our reach and do more for customers. Our customers have been asking for us to deliver outcomes on a new stack - Kubernetes - and to have tighter integration across both products and services with our most important partner: VMware. We’ve increasingly collaborated with VMware to align our product portfolio, particularly around Kubernetes.

As VMware is seeking to go beyond their leadership position in infrastructure to bring a new focus to serving developers and helping organizations to modernize, it’s natural for Pivotal to play a role in that broader shared mission.

By joining forces, we expect to accelerate our go-to-market activities and penetrate further into VMware’s 500,000 customers. Together we expect to form an organization that combines Pivotal’s expertise modernizing organizations with VMware’s capabilities and experience operating at scale. Together we’ll be able to transform how more of the world builds software.

Q: What are the financial terms of the acquisition?

A: Pivotal’s Class A common shareholders will receive $15.00 per share in cash for each share held. This represents an unaffected premium of over 80% to the closing stock price on August 14, 2019.

Pivotal’s Class B common shareholders will receive 0.0550 of a share of VMware’s Class B common stock for each share Pivotal Class B common stock held.

As of the announcement, the blended price per share of the deal is $11.71. In total, the equity value of the deal is $3.6 billion and the enterprise value is $2.7 billion.

Q: What is required to close the transaction and when will it be final?

A: There are additional steps in the process to close the transaction. Closing of the transaction is subject to customary closing conditions and is expected to close in the second half of our fiscal year 2020, which ends January 31, 2020. For additional information please see the press release on www.pivotal.io/investors.

Q: Will Dell and VMware own a controlling stake in Pivotal?

A: Upon completion of the transaction, Pivotal will no longer remain a standalone company.

Q: What does this mean for Pivotal’s customers and partners?

A: Our customers have been asking for us to deliver outcomes on a new stack - Kubernetes - and to have tighter integration across both products and services with our most important partner: VMware. We’ve increasingly collaborated with VMware to align our product portfolio, particularly around Kubernetes.

As VMware is seeking to go beyond their dominant infrastructure position to bring a new focus to serving developers and helping organizations to modernize, it’s natural for Pivotal to play a role in that broader shared mission.

Together we form an organization that combines Pivotal’s expertise modernizing organizations with VMware’s capabilities and experience operating at scale. Together we’ll be able to transform how more of the world builds software.

Q: How will Ford’s investment be treated with regards to the shareholder approval required?

A: Ford has signed a voting agreement in favor of the transaction.

Forward-Looking Statements

This communication contains statements relating to the proposed transaction and its timetable for completion, which are “forward-looking statements” within the meaning of the U.S. federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are also intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) the ability to consummate the proposed transaction in the time frame expected by the parties or at all; (ii) any conditions imposed on the parties in connection with the consummation of the proposed transactions; (iii) the ability to obtain stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; (iv) the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction; and (vi) and the other factors and financial, operational and legal risks or uncertainties described in Pivotal’s public filings with the SEC, including the “Risk Factors” and “Forward Looking Statements” sections of Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and subsequent Quarterly Reports on Form 10-Q. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the U.S. Securities and Exchange Commission (SEC). Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Pivotal by VMware, Inc. In connection with the proposed merger, Pivotal will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Pivotal’s website at www.pivotal.io/investors or by contacting Pivotal’s investor relations department via e-mail at ir@pivotal.io.

Participants in the Solicitation

Pivotal and its directors, executive officers and other members of its management and employees as well as VMware and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Pivotal’s directors and officers and their ownership of Pivotal’s common stock is set forth in the proxy statement for Pivotal’s 2019 Annual Meeting of Stockholders which was filed with the SEC on May 3, 2019. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Pivotal’s directors and executive officers in the merger, which may be different than those of Pivotal’s stockholders generally, by reading the proxy statement, which will be filed with the SEC, and other materials relating to the transaction filed with the SEC. Investors should read such materials carefully before making any voting or investment decision.